Exhibit 10.7

PLEDGE AGREEMENT

This Pledge Agreement (“Agreement”) is made and entered into as of the 16th day of December, 2024, by and between 1847 Holdings LLC, a Delaware limited liability company (the “Pledgor”) and The CD Trust, dated October 18, 2021 (“Pledgee”).

RECITALS

WHEREAS, the Pledgor owns all of the issued and outstanding shares of stock in 1847 CMD Inc., a Delaware corporation (the “Company”);

WHEREAS, the Company has entered into that certain Amended and Restated Stock and Membership Interest Purchase Agreement dated as of December 5, 2024 with Pledgee (the “Purchase Agreement”);

WHEREAS, pursuant to Section 2.2(c) of the Purchase Agreement, the Company is required to deliver to Pledgee a promissory note of even date herewith in the principal amount of One Million Fifty Thousand Dollars ($1,050,000) (the “Note”); and

WHEREAS, the Pledgor has agreed to guaranty the obligations of the Company under the Note and the Purchase Agreement pursuant to a Guaranty Agreement of even date herewith and has agreed to execute and deliver this Agreement for the purpose of securing the performance of the obligations of the Company under the Note and Purchase Agreement and Pledgor under the Guaranty and to pledge all of Pledgor’s shares of stock in the Company (the “Pledged Interest”).

NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to the following terms and conditions:

1. Defined Terms. The following terms used herein shall have the following meanings:

“Agreement” means this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

“Code” means the Uniform Commercial Code from time to time in effect in the State of Delaware.

“Collateral” means the Pledged Interests

“Event of Default” and “Default” shall mean any default under the Guaranty, Note or Purchase Agreement.

“Obligations” shall mean all the unpaid principal amount of, and accrued interest on, the Note, and all other obligations and liabilities of the Pledgor to the Pledgee, now existing or hereafter incurred, under, arising out of or in connection with, the Guaranty, Note or Purchase Agreement.

2. Pledge; Grant of Security Interest. The Pledgor hereby grants to the Pledgee a security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due of the Obligations. The Pledged Interests are granted as security only and shall not subject the Pledgee to, or in any way alter or modify, any obligation or liability of Pledgor with respect to or arising out of the Collateral. Pledgor agrees to execute such UCC-1 financing statements and/or deliver any certificates evidencing the Pledged Interests, if issued to the Pledgor and not in book entry form, in order to perfect Pledgee’s security interest in the Pledged Interests.

3. Remedies Upon Default; Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default , it is agreed that the Pledgee shall have the right to exercise any and all rights with respect to the Obligations under the UCC or other applicable law. Without limiting the foregoing in any way, the Pledgee may proceed in accordance with the UCC without suit or by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver; provided that every aspect of the disposition, including the method, manner, time, place and terms, must be commercially reasonable. To the fullest extent permitted by applicable Law, the Secured Party shall apply the proceeds of any collection or sale of Collateral as follows: (i) first, to the payment of all reasonable costs and out-of-pocket expenses, fees, commissions and taxes of such collection or sale incurred by the Pledgee; (ii) second, payment of the Obligations until paid in full in such priority and proportions as Pledgee in its reasonable discretion shall deem proper; and (iii) third, to the Pledgor or other party legally entitled thereto.

4. Representations and Warranties of Pledgor. The Pledgor represents and warrants to the Pledgee that:

(a) This Agreement has been duly executed and delivered by the Pledgor and constitutes the legal, valid, and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect from time to time relating to or affecting the enforceability of creditors rights generally and general principles of equity. The Pledgor has the corporate power and authority to execute, deliver, undertake and perform the obligations contemplated by this Agreement.

(b) The execution and delivery of this Agreement and the performance and consummation of the transactions contemplated herein will not conflict with or violate or constitute a default under any contract or other instrument to which the Pledgor is a party or by which the Pledgor is bound.

(c) No consent, approval or authorization of or designation, declaration or filing with any person, entity or governmental authority on the part of the Pledgor is required in connection with the execution and delivery of this Agreement, or the performance by the Pledgor of its obligations hereunder or thereunder.

(d) Pledgor owns the Pledged Interests free and clear of all liens, encumbrances and options, and no other person has any right in or to (including, without limitation, as a security interest) the Pledged Interest.

5. Indemnification by Pledgor. The Pledgor agrees to indemnify, defend and hold the Pledgee and its managers, members, officers, representatives, agents, successors and assigns (collectively, the “Pledgee Indemnified Parties”) harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable attorneys’ fees and costs) incurred or suffered by the Pledgee Indemnified Parties resulting from or arising out of (i) any breach of a representation or warranty made by the Pledgor in or pursuant to this Agreement, or (ii) any breach of the covenants or agreements made by Pledgor in this Agreement. The terms of this provision shall survive any termination of this Agreement.

6. Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement or transactions contemplated herein or therein. This provision shall survive the termination of this Agreement. The parties agree to cooperate with one another in the fulfillment of their respective obligations under this Agreement, and to comply with the requirements of law and with all ordinances, statutes, regulations, directives, orders, or other lawful enactments or pronouncements of any federal, state, municipal, local or other lawful authority applicable to the parties, and of any insurance company insuring the Company or its property.

7. Senior Debt. Pledgee hereby (i) acknowledges that the Pledgor and its affiliates are obligors under that certain Note Purchase Agreement, dated as of October 8, 2021, by and among 1847 Holdings LLC, certain of its affiliates, including Grantors, Leonite Capital LLC, as administrative agent (in such capacity, (the “Agent”), and purchasers thereunder (“Purchasers”) (as amended the “Senior Debt”). Pledgee expressly agrees that the Note and the security granted herein is subject, subordinate and junior in all respects to the Senior Debt. In accordance with the foregoing, (i) Pledgee shall not attempt to have any perfected interest with priority to Agent and Purchasers with respect to the Collateral. Pledgee agrees that so long as any portion of the Senior Debt is outstanding, Pledgee hereby subordinates any and all claims Pledgee may have against any Pledgor or its affiliates to any claims Purchasers and their successors and assigns may have against such persons. So long Pledgor or any of its affiliates are indebted to Purchasers or their successors and assigns, Pledgee will take no action whatsoever, under any circumstances, whether judicially or non-judicially to exercise or enforce any rights or remedies which it may have with respect to any such person. In the event of a conflict with this Section 7 and any other terms the Note, The Guaranty, this Agreement or any related security agreement, this Section 7 shall govern. Agent and Purchasers shall be third party beneficiaries to this Section 7 with a vested interest (and the same shall not be modified in any way without their consent, in their respective sole and absolute discretion).

8. Entire Agreement. This Agreement, the Guaranty, the Note, the Purchase Agreement and the other documents contemplated hereby, thereby or incorporated herein or therein by reference, constitute the final written expression of all of the agreements between the parties, and are the complete and exclusive statement of the terms thereof with the respect to the subject matter herein, which supersede all prior and contemporaneous agreements, representations and understandings of the parties.

9. Modifications and Waivers. This Agreement may be amended, modified, terminated or otherwise changed only upon the written consent of all of the parties hereto.

10. Counterparts; Delivery of Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; the counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11. Application of Nevada Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Nevada applicable to agreements made and to be performed entirely within such state other than such laws, rules, regulations and case law that would result in the application of the laws of a jurisdiction other than the State of Nevada. Venue for any action shall be in the state courts located in Clark County, Nevada.

12. Attorneys’ Fees. Should any party reasonably retain counsel for the purpose of enforcing or preventing breach of any provision of this Agreement, including instituting any action or proceeding to enforce any provision of this Agreement, for damages by reason of any alleged breach of any provision of this Agreement, for a declaration of such party’s rights or obligations under this Agreement, or for any other judicial remedy, then, if the matter is settled by judicial determination or arbitration, the prevailing party (whether at trial, on appeal, or arbitration) shall be entitled, in addition to such other relief as may be granted, to be reimbursed by the losing party for all costs and expenses incurred, including reasonable attorneys’ fees and costs for services rendered to the prevailing party or parties. If both parties are entitled to judgments or arbitration awards, the party with the larger judgment or arbitration award shall be deemed the prevailing party for purposes of the immediately preceding sentence.

13. Representation. BY EXECUTING THIS AGREEMENT, EACH PARTY ACKNOWLEDGES THAT IT HAS HAD THE ABILITY AND OPPORTUNITY (WHETHER OR NOT TAKEN) TO SECURE THE ADVICE OF INDEPENDENT LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT TO THE ADVISABILITY OF EXECUTING AND ENTERING INTO THIS AGREEMENT AND THE LEGAL EFFECT OF ANY PROVISION OF THIS AGREEMENT. The parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of the Agreements to favor any party against another.

14. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law. Without limiting the generality of the foregoing sentence, to the extent that any provision (or portion thereof) of this Agreement is shall be invalid, illegal, or unenforceable to any extent, this Agreement shall be considered amended to the smallest degree possible in order to make the Agreement effective under the Act or common law. The balance of this Agreement shall be enforceable in accordance with its terms.

15. Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served if sent by facsimile or electronic mail transmission, delivered by messenger, overnight courier, or mailed, certified first class mail, postage prepaid, return receipt requested, and addressed or sent to the party’s address, as set forth below or as amended in accordance with this Section. Such notice shall be effective, (a) if delivered by messenger or by overnight courier, upon actual receipt (or if the date of actual receipt is not a business day, upon the next business day); (b) if sent by facsimile or electronic mail transmission, upon electronic confirmation of successful transmission (or if the time of such electronic confirmation of successful transmission is later than 5:00 Pacific time on a business day (or reflects delivery on a non-business day), upon the next business day); or (c) if mailed, upon the earlier of (i) three (3) business days after deposit in the mail; or (ii) the delivery as shown by return receipt therefor. Any party may change its address by giving advance written notice complying with this Section to the other parties hereto.

If to Pledgor, to:	1847 Holdings LLC

590 Madison Avenue, 21st Floor

New York, NY 10022

Attn: Ellery W. Roberts

Email:

with a copy to (which shall not constitute notice):

Bevilacqua PLLC

1050 Connecticut Avenue, NW

Suite 500

Washington, DC 20036

Attn: Louis A. Bevilacqua

Email:

Facsimile: 202-869-0889

If to Pledgee, to: The CD Trust, dated October 18, 2021

Attn: Christopher M. Day

with a copy to (which shall not constitute notice):

Levine Garfinkel & Eckersley

1671 West Horizon Ridge Parkway Suite 230

Henderson, NV 89012

Attention: Ira S. Levine, Esq.

Email:

with a copy to (which shall not constitute notice):

Levine Garfinkel & Eckersley

1671 West Horizon Ridge Parkway Suite 230

Henderson, NV 89012

Attention: Ira S. Levine, Esq.

Email:

16. Waiver of Jury Trial. PLEDGOR AND PLEDGEE HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. EACH PARTY REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

17. Assignment; Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any party without the prior written consent of the other party. Any attempt by any party without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties.

18. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto.

19. Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. The word “including” mean “including without limitation” and “or” means “and/or”, unless (in either case) the context clearly requires otherwise.

20. Recitals. The parties expressly acknowledge and agree that the recitals set forth at the beginning of this Agreement are true and correct and by this reference are incorporated into the body of this Agreement

21. Termination of Agreement. This Agreement shall automatically terminate and be of no further force or effect when the unpaid principal amount of the Note and all accrued and unpaid interest thereon have been paid in full and all terms, conditions and obligations are completed pursuant to the Purchase Agreement,. In such event, and at the request of Pledgor, Pledgee shall promptly execute and deliver to Pledgor a document confirming the termination of this Agreement.

[Signature Page to Follow]

The parties have entered into this Stock Pledge Agreement as of the date first written above.

PLEDGOR:

1847 Holdings LLC, a Delaware limited liability company

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Title:	Chief Executive Officer

PLEDGEE:

The CD Trust, dated October 18, 2021

/s/ Christopher M. Day
Christopher M. Day, Trustee